EXHIBIT 99.1

NEWS BULLETIN

M.D.C. HOLDINGS, INC.                                   RICHMOND AMERICAN HOMES
                                                         HOMEAMERICAN MORTGAGE

FOR IMMEDIATE RELEASE
MONDAY, JULY 26, 1999
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Contacts:    Paris G. Reece III                   Daniel S. Japha
             Chief Financial Officer              Director, Investor Relations
             (303) 804-7706                       (303) 804-7730
             (Financial Information)              (General Information)

                 MDC HOLDINGS ANNOUNCES SECOND QUARTER DIVIDEND

         DENVER, MONDAY, July 26, 1999 - M.D.C. Holdings, Inc. (NYSE/PCX: MDC) today announced that its board of directors has declared a dividend of five cents per share for the quarter ended June 30, 1999. The dividend is payable on August 12, 1999 to shareowners of record on July 30, 1999.

         MDC is one of the largest homebuilders in the United States. The Company also provides mortgage financing, primarily for MDC's home buyers, through its wholly owned subsidiary, HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country's best housing markets. The Company is the largest homebuilder in metropolitan Denver; among the top five homebuilders in Northern Virginia, Tucson and Colorado Springs; among the top ten homebuilders in Southern California, Phoenix, suburban Maryland and Las Vegas; and has a growing presence in the San Francisco Bay area.


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